Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert B. Mills, Robert A. Bailenson and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, preferred shares, depositary shares, debt securities and other securities of the Company and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Position	Date

/s/ Robin Monro-Davies	Chairman of the Board; Director	June 17, 2014
Robin Monro-Davies

/s/ Dominic J. Frederico	President and Chief Executive Officer; Director	June 17, 2014
Dominic J. Frederico

/s/ Robert A. Bailenson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2014
Robert A. Bailenson

/s/ Francisco L. Borges	Director	June 17, 2014
Francisco L. Borges

/s/ G. Lawrence Buhl	Director	June 17, 2014
G. Lawrence Buhl

/s/ Stephen A. Cozen	Director	May 19, 2014
Stephen A. Cozen

/s/ Bonnie L. Howard	Director	June 17, 2014
Bonnie L. Howard

/s/ Patrick W. Kenny	Director	June 17, 2014
Patrick W. Kenny

/s/ Simon W. Leathes	Director	June 17, 2014
Simon W. Leathes

/s/ Michael T. O’Kane	Director	June 17, 2014
Michael T. O’Kane

Name	Position	Date

/s/ Yukiko Omura	Director	May 6, 2014
Yukiko Omura

/s/ Dominic J. Frederico	Authorized Representative in the United States	June 17, 2014
Dominic J. Frederico